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Exhibit 21.1

                    HOME HEALTH CORPORATION OF AMERICA, INC.


                         Subsidiaries of the Registrant
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                                                State or Jurisdiction in
               Name                                 which Incorporated
               ----                                 ------------------
Home Care Medical Supply & Equipment, Inc.             Pennsylvania

Nutritional Home Health Services, Inc.                 Pennsylvania

Pennsylvania Home Care, Inc.                           Pennsylvania

All Care Health Services, Inc.                         Florida

Pennsylvania Home Health Services/Philadelphia, Inc.   Pennsylvania

Pennsylvania Home Health Services/Northeast, Inc.      Pennsylvania

All Care Home Health Services, Inc.                    Florida

Home Health Corporation of America, Inc./Ft. Pierce
Home Health Services, Inc.                             Florida

Home Health Corporation of Delaware, Inc.              Delaware

HHCD, Inc.                                             Delaware

HHCDME, Inc.                                           Delaware

HHCA, Inc. - Delaware                                  Delaware

Professional Home Health  Services, Inc.               Delaware

Home Health Corporation of America, Inc.-Tampa         Florida

Home Health Corporation of America, Inc.-Tampa
Diagnostic Services                                    Florida

Pennsylvania Home Health Services/Suburban, Inc.       Pennsylvania

Home Health Corporation of America, Inc. - Pinellas    Florida

Home Health Corporation of America,
Inc. - St. Petersburg                                  Florida

Home Health Corporation of America,
Inc. - Tampa Nursing                                   Florida

HHCA - Service Co.                                     Pennsylvania

HHSI Acquisition, Inc.                                 Delaware
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